Exhibit 10.9

EIGHTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT

EIGHTH AMENDMENT AND WAIVER, dated as of March 24, 2015 (this “Agreement”), to the Credit Agreement (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), dated as of March 7, 2013, among LANDMARK APARTMENT TRUST HOLDINGS, LP (f/k/a LANDMARK APARTMENT TRUST OF AMERICA HOLDINGS, LP), a Virginia limited partnership (the “Borrower”), LANDMARK APARTMENT TRUST, INC. (f/k/a LANDMARK APARTMENT TRUST OF AMERICA, INC.), a Maryland corporation (the “REIT”) and the other GUARANTORS from time to time party thereto, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, together with any successor administrative agent, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, by written notice dated October 31, 2014, the Borrower notified the Administrative Agent that the Borrower and the REIT had amended their respective Organization Documents to change their names to Landmark Apartment Trust Holdings, LP and Landmark Apartment Trust, Inc., respectively;
WHEREAS, the Borrower has requested an extension of the Maturity Date to January 4, 2016;
WHEREAS, certain Defaults and Events of Default have occurred and are continuing under the Loan Documents; and
WHEREAS, in connection with the foregoing, the Lenders agree to amend certain provisions of the Credit Agreement and waive certain Defaults and Events of Default as set forth herein.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Amendments to Credit Agreement. Subject to all of the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:
1.1    Definitions. Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the definition of “Existing Maturity Date”, (ii) amending and restating the following definitions (to the extent already included in Section 1.01) and (iii) adding the following definitions in the appropriate alphabetical location (to the extent not already included in Section 1.01):

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“Applicable Rate” means the applicable percentage per annum set forth below determined by reference to the Debt Yield as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate
Pricing Level	Debt Yield	Eurodollar Rate	Base Rate
1	≥ 9.50%	3.25%	2.25%
2	< 9.50%	3.50%	2.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Debt Yield shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided that if a Compliance Certificate is not delivered when due in accordance with Section 6.02(b), then Pricing Level 2 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
“Appraised Value” means, for any Collateral Property, the appraised “as is” value indicated as such for that Collateral Property reflected in the Appraisal thereof most recently delivered to and approved by the Administrative Agent in connection with the Eighth Amendment or pursuant to Section 2.16 or Section 6.04, as applicable.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.
“Consolidated Funded Indebtedness” means, as of any date of determination, for the REIT and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the REIT or any Subsidiary, (g) all liabilities with respect to preferred Equity Interests set forth in the consolidated balance sheet of the REIT and its Subsidiaries for the

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fiscal quarter or fiscal year then most recently ended and (h) the Consolidated Group Pro Rata Share of Indebtedness of Unconsolidated Affiliates, in each case on such date.
“Consolidated Interest Charges” means, for any period, for the REIT and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the REIT and its Subsidiaries in connection with (i) borrowed money (including capitalized interest), (ii) the deferred purchase price of assets with respect to such period, and (iii) the preferred stock of the REIT, in each case to the extent treated as interest in accordance with GAAP and (b) the portion of rent expense of the REIT and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.
“Eurodollar Rate” means:
(a)    for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;
provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding anything to the contrary contained herein, at any time that the Eurodollar Rate determined in accordance with the foregoing is less than zero, such rate shall be deemed zero for purposes of this Agreement.
“LIBOR” has the meaning specified in the definition of Eurodollar Rate.
“Maturity Date” means January 4, 2016.
“Maximum Availability” means an amount equal to 70% of the sum of the Appraised Values of the Collateral Properties.

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“Eighth Amendment” means the Eighth Amendment and Waiver to Credit Agreement, dated as of March 24, 2015, to this Agreement, among the Borrower, the REIT, the other Guarantors, the Lenders and the Administrative Agent.
“Eighth Amendment Effective Date” means March 24, 2015.
1.2    Section 2.05(b)(iii). Section 2.05(b)(iii) of the Credit Agreement is hereby amended and restated to read as follows:
(iii)    If for any reason on any date the Debt Yield as of the last day of the then most recently ended fiscal quarter was less than 9.00%, the Borrower shall within two (2) Business Days following the date of such determination of Debt Yield, prepay the Loans in an aggregate amount sufficient to cause the Debt Yield, on a pro forma basis after giving effect to such prepayment (as if such prepayment were made on the last day of such fiscal quarter), to be at least equal to such percentage. For purposes of any determination under this clause (iii), the Debt Yield will be determined by reference to the most recently delivered Compliance Certificate that is delivered pursuant to Section 6.02(b), giving effect on a pro forma basis to any additions, exclusions and/or releases of Collateral Properties to be effected on such date of determination pursuant to Section 2.16, as if such event(s) occurred on the last day of the fiscal quarter that is the subject of such Compliance Certificate.
1.3    Section 3.01(e). Section 3.01(e) of the Credit Agreement is hereby amended by (x) replacing each reference to “IRS Form W-8BEN” with a reference to “IRS Form W-8BENE (or W-8BEN, as applicable)”, (y) replacing each reference to “originals” with a reference to “copies” and (z) adding a new clause (iv) at the end thereof that reads as follows:
(iv)     For purposes of determining withholding Taxes imposed under FATCA, from and after the Eighth Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
1.4    Section 4.02(d). Section 4.02(d) of the Credit Agreement is hereby amended by deleting clause (iv) thereof.
1.5    Section 5.01(e). Section 5.01(e) of the Credit Agreement is hereby amended and restated to read as follows:
(e)    Each Loan Party’s exact legal name is correctly set forth on the signature pages to the Eighth Amendment or, if such Loan Party became a party after the Eighth Amendment Effective Date, on the signature pages to the Joinder Agreement pursuant to which such Loan Party became a party hereto, as applicable.
1.6    Section 7.02. Section 7.02 of the Credit Agreement is hereby amended by adding a new clause (g) at the end thereof that reads as follows:

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(g)     Indebtedness of any Subsidiary Guarantor with a Collateral Property located in Georgia, North Carolina or Florida (or of the Borrower or the REIT on behalf of any such Subsidiary Guarantors) incurred pursuant to O.C.G.A. § 44-7-32, N.C.G.S § 42-50 or Fla. Stat. § 83.49, respectively, in an aggregate amount not to exceed the amount of the surety bond required to be maintained thereunder.
1.7    Section 7.12. Section 7.12 of the Credit Agreement is hereby amended and restated to read as follows:
7.12    Financial Covenants. (a) Consolidated Leverage Ratio. Permit Consolidated Funded Indebtedness to exceed 75% of Total Asset Value as of the last day of any fiscal quarter of the REIT.
(b)    Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the REIT to be less than 1.05:1.00 as of the end of any fiscal quarter.
SECTION 2.    Waiver. The Lenders hereby waive (i) the Event of Default arising under Section 8.01(b) of the Credit Agreement from the Borrower’s failure to perform or observe the covenant contained in Section 7.12(a) of the Credit Agreement solely for the fiscal quarter of the REIT ended on December 31, 2014, (ii) the Events of Default arising under Section 8.01(b) of the Credit Agreement as a result of the incurrence, prior to the Eighth Amendment Effective Date, of Indebtedness by each of Crown Ridge Partners, LLC, Hampton Ridge Partners, LLC, Landmark at Bella Vista, LP, Baymeadows Partners, LLC and G&E Apartment REIT Kedron Village, LLC (or of the Borrower or the REIT on behalf of any such Subsidiary Guarantors) pursuant to O.C.G.A. § 44-7-32, N.C.G.S § 42-50 or Fla. Stat. § 83.49, as applicable in violation of Section 7.02 of the Credit Agreement, (iii) the Event of Default arising under Section 8.01(b) of the Credit Agreement from the Borrower’s failure to perform or observe the covenants contained in Section 6.08(c) of the Credit Agreement, (iv) the Event of Default arising under Section 8.01(c) of the Credit Agreement from the Borrower’s failure to notify the Administrative Agent, in accordance with Section 6.22 of the Credit Agreement, of a fire on January 14, 2015, at the Collateral Property owned by Baymeadows Partners, LLC (the “Baymeadows Casualty”), (v) the Defaults arising under Section 8.01(e) of the Credit Agreement from the defaults and events of default existing under the BHI Loan Documents, the Series D Articles Supplementary and the other Preferred Investment Articles Supplementary on the Eighth Amendment Effective Date, solely to the extent that such defaults or events of default have been, or concurrently with the effectiveness of this Agreement are being, waived by the parties thereto, (vi) the Event of Default arising under Section 8.01(b) of the Credit Agreement from the Borrower’s failure to deliver notice of the occurrence of the Defaults described in this Section 2 as required under Section 6.03(a) of the Credit Agreement, and (vii) any Default arising under Section 8.01(c) and/or Section 8.01(d) of the Credit Agreement solely from the existence of the mechanics’ lien on Baymeadows (which Lien has been discharged and released of record).
SECTION 3.    Consent. Notwithstanding anything in Section 6.22 of the Credit Agreement that entitles the Administrative Agent to receive all insurance proceeds, awards and payments payable with respect to each Collateral Property on account of any Casualty during the

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existence of an Event of Default, the Lenders consent to the Borrower’s use of insurance proceeds received in connection with the Baymeadows Casualty to pay for the Restoration otherwise in accordance with the provisions of the Credit Agreement, including Section 6.22 thereof.
SECTION 4.    Conditions Precedent.
This Agreement shall become effective upon satisfaction of the following conditions precedent:
4.1    receipt by the Administrative Agent of the following, in each case in form and substance satisfactory to the Administrative Agent:
(a)        executed counterparts of this Agreement duly executed by each of the Loan Parties, the Administrative Agent and the Lenders (sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower);
(b)        with respect to each Collateral Property:
(i)    an Appraisal; and
(ii)    a title search issued by the Title Insurer with respect to such Collateral Property;
(c)        such certificates of resolutions or other action, incumbency certificates and/or other certificates of a Responsible Officer of the REIT on behalf of each Loan Party as the Administrative Agent may require (i) evidencing the identity, authority and capacity of such Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party, (ii) either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required and (iii) certifying that there has been no event or circumstance since December 31, 2012 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect or a Material Adverse Property Effect;
(d)        such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;
(e)        a Solvency Certificate from the REIT certifying that each Loan Party is Solvent on the Eighth Amendment Effective Date;

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(f)        a favorable opinion of Hunton & Williams LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Lenders may reasonably request;
(g)        evidence that the BHI Loan Documents have been, or concurrently with the effectiveness of this Agreement are being, amended and all defaults thereunder waived pursuant to an agreement in a form acceptable to the Administrative Agent (the “BHI Amendment”);
(h)         evidence that the holder (or holders) of a majority of the issued and outstanding shares of each series of outstanding Preferred Equity Interests have consented to this Agreement and the BHI Amendment and to the performance by the Loan Parties of their obligations hereunder and thereunder;
(i)        evidence that, on or prior to the Eighth Amendment Effective Date, each Preferred Investment Articles Supplementary, Preferred Investment Partnership Designation and Corporate Governance Agreement (as define in the relevant Preferred Investment Articles Supplementary) existing on the Eighth Amendment Effective Date has been amended such that the “Applicable Capitalization Rate” used in the calculation of the financial covenants therein shall be 6.25% at all times through and including the Maturity Date as amended by this Agreement;
(j)        a draft of the financial statements required to be furnished pursuant to Section 6.01(a) of the Credit Agreement for the fiscal year ended December 31, 2014; and
(k)        such other assurances, certificates, documents, consents or opinions as the Administrative Agent or any Lender reasonably may require.
4.2    The Outstanding Amount shall not exceed the Maximum Availability.
4.3    All fees required to be paid to the Administrative Agent and the Lenders on or before the Eighth Amendment Effective Date shall have been paid.
SECTION 5.    Representations and Warranties. After giving effect to this Agreement, the Loan Parties, jointly and severally, reaffirm and restate the representations and warranties set forth in the Credit Agreement and in the other Loan Documents and all such representations and warranties shall be true and correct in all material respects on and as of the date hereof with the same force and effect as if made on such date, except (i) to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (ii) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (iii) that for purposes of this Section 5, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit

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Agreement. Each of the Loan Parties represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Administrative Agent and the Lenders that:
(a)    it has the requisite power and authority to execute, deliver and carry out the terms and provisions of this Agreement and the transactions contemplated hereby and has taken or caused to be taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby;
(b)    other than the consents of certain classes of shareholders of the REIT and consents of the members, managers and general partners, as applicable, of the Loan Parties, all of which have been obtained and are in full force and effect, no consent of any Person (including, without limitation, any of its equity holders or creditors), and no action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Agreement;
(c)    this Agreement has been duly executed and delivered on its behalf by a duly authorized officer, and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(d)    after giving effect to this Agreement, no Default has occurred and is continuing;
(e)    the execution, delivery and performance of this Agreement will not (i) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Liens created under the Loan Documents) under, or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (ii) violate any Law; and
(f)    there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any of the Loan Parties, against any of their Properties or their revenues that (i) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby, or (ii) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect or a Material Adverse Property Effect.
SECTION 6.    Intentionally Omitted.
SECTION 7.    Affirmation of Guarantors. Each Guarantor hereby approves and consents to this Agreement and the transactions contemplated by this Agreement and agrees and affirms that its guarantee of the Obligations continues to be in full force and effect and is hereby

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ratified and confirmed in all respects and shall apply to (i) the Credit Agreement, as amended by this Agreement and (ii) all of the other Loan Documents, as such are amended, restated, supplemented or otherwise modified from time to time in accordance with their terms.
SECTION 8.    Costs and Expenses. The Borrower acknowledges and agrees that its payment obligations set forth in Section 11.04 of the Credit Agreement include the costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and any other documentation contemplated hereby (whether or not this Agreement becomes effective or the transactions contemplated hereby are consummated and whether or not a Default has occurred or is continuing), including, but not limited to, the reasonable fees and disbursements of Kaye Scholer LLP, counsel to the Administrative Agent.
SECTION 9.    Ratification.
(a)Except as herein agreed, the Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and affirmed by the Loan Parties. Each of the Loan Parties hereby (i) confirms and agrees that the Borrower is truly and justly indebted to the Administrative Agent and the Lenders in the aggregate amount of the Obligations without defense, counterclaim or offset of any kind whatsoever, and (ii) reaffirms and admits the validity and enforceability of the Credit Agreement and the other Loan Documents.
(a)    This Agreement shall be limited precisely as written and, except as expressly provided herein (including the waiver in Section 2 of this Agreement and the consent in Section 3 of this Agreement), shall not be deemed (i) to be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or a waiver of any Default under the Credit Agreement, whether or not known to the Administrative Agent or any of the Lenders, or (ii) to prejudice any right or remedy which the Administrative Agent or any of the Lenders may now have or have in the future against any Person under or in connection with the Credit Agreement, any of the instruments or agreements referred to therein or any of the transactions contemplated thereby.

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SECTION 10.    Waivers; Amendments. Neither this Agreement, nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Lenders.
SECTION 11.    References. All references to the “Credit Agreement”, “thereunder”, “thereof” or words of like import in the Credit Agreement or any other Loan Document and the other documents and instruments delivered pursuant to or in connection therewith shall mean and be a reference to the Credit Agreement as modified hereby and as it may in the future be amended, restated, supplemented or modified from time to time.
SECTION 12.    Counterparts. This Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall constitute an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile or electronic mail (in a .pdf format) shall be effective as delivery of a manually executed counterpart.
SECTION 13.    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 14.    Severability. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.
SECTION 15.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 16.    Loan Document. The Loan Parties acknowledge and agree that this Agreement constitutes a Loan Document and that the failure of any of the Loan Parties to comply with the provisions of this Agreement shall constitute an Event of Default.
SECTION 17.    Headings. Section headings in this Agreement are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
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IN WITNESS WHEREOF, the Loan Parties, the Administrative Agent and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
BORROWER:
LANDMARK APARTMENT TRUST HOLDINGS, LP

By:	Landmark Apartment Trust, Inc., its general partner

By: /s/ Stanley J. Olander, Jr.
Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer

GUARANTORS:
LANDMARK APARTMENT TRUST, INC.

By: /s/ Stanley J. Olander, Jr.
Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer

LANDMARK AT HERITAGE FIELDS, LLC

By:	Landmark Apartment Trust Holdings, LP, its manager

By:	Landmark Apartment Trust, Inc., its general partner

By: /s/ Stanley J. Olander, Jr.
Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer

LANDMARK AT RIDGEWOOD PRESERVE, LLC

By:	Landmark Apartment Trust Holdings, LP, its manager

By:	Landmark Apartment Trust, Inc., its general partner

By: /s/ Stanley J. Olander, Jr.
Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer

BAYMEADOWS PARTNERS, LLC

By:	Landmark Apartment Trust Holdings, LP, its manager

By:	Landmark Apartment Trust, Inc., its general partner

By: /s/ Stanley J. Olander, Jr.
Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer

G&E APARTMENT REIT KEDRON VILLAGE, LLC

By:	Landmark Apartment Trust Holdings, LP, its manager

By:	Landmark Apartment Trust, Inc., its general partner

By: /s/ Stanley J. Olander, Jr.
Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer

BEAR CREEK PARTNERS, LLC

By:	Landmark Apartment Trust Holdings, LP, its manager

By:	Landmark Apartment Trust, Inc., its general partner

By: /s/ Stanley J. Olander, Jr.
Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer

BEDFORD PARTNERS, LLC

By:	Landmark Apartment Trust Holdings, LP, its manager

By:	Landmark Apartment Trust, Inc., its general partner

By: /s/ Stanley J. Olander, Jr.
Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer

COTTONWOOD PARTNERS, LLC

By:	Landmark Apartment Trust Holdings, LP, its manager

By:	Landmark Apartment Trust, Inc., its general partner

By: /s/ Stanley J. Olander, Jr.
Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer

PEAR RIDGE PARTNERS, LLC

By:	Landmark Apartment Trust Holdings, LP, its manager

By:	Landmark Apartment Trust, Inc., its general partner

By: /s/ Stanley J. Olander, Jr.
Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer

RIVERVIEW PARTNERS SC, LLC

By:	Landmark Apartment Trust Holdings, LP, its manager

By:	Landmark Apartment Trust, Inc., its general partner

By: /s/ Stanley J. Olander, Jr.
Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer

HAMPTON RIDGE PARTNERS, LLC

By:	Landmark Apartment Trust Holdings, LP, its manager

By:	Landmark Apartment Trust, Inc., its general partner

By: /s/ Stanley J. Olander, Jr.
Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer

CROWN RIDGE PARTNERS, LLC

By:	Landmark Apartment Trust Holdings, LP, its manager

By:	Landmark Apartment Trust, Inc., its general partner

By: /s/ Stanley J. Olander, Jr.
Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer

LANDMARK AT COLLIN CREEK, LLC

By:	Landmark Apartment Trust Holdings, LP, its manager

By:	Landmark Apartment Trust, Inc., its general partner

By: /s/ Stanley J. Olander, Jr.
Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer

LANDMARK AT BELLA VISTA, L.P.

By:	Landmark at Bella Vista GP, LLC, its general partner

By:	Landmark Apartment Trust Holdings, LP, its manager

By:	Landmark Apartment Trust, Inc., its general partner

By: /s/ Stanley J. Olander, Jr.
Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Keegan Koch
Name: Keegan Koch
Title: Senior Vice President
BANK OF AMERICA, N.A., as a Lender

By: /s/ Keegan Koch
Name: Keegan Koch
Title: Senior Vice President
CITIBANK, N.A., as a lender

By: /s/ John C. Rowland
Name: John C. Rowland
Title: Vice President

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